UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report: May 6, 2013
(Date of earliest event reported)

THE YORK WATER COMPANY
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-34245	23-1242500
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

130 EAST MARKET STREET YORK, PENNSYLVANIA	17401
(Address of principal executive offices)	(Zip Code)

(717) 845-3601
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE YORK WATER COMPANY

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Shareholders of The York Water Company was convened May 6, 2013 at the Strand Capitol Performing Arts Center, 50 North George Street, in the City of York, Pennsylvania, at 1:00 P.M. for the purpose of taking action upon the following proposals:

(1)	To elect three (3) Directors to three-year terms of office.

The actions taken by the Shareholders concerning the election of Directors are as follows:

	For		Withheld		Broker Non-votes
Cynthia A. Dotzel	6,974,853	Votes	180,106	Votes	3,678,079
Jeffrey S. Osman	6,977,995	Votes	176,964	Votes	3,678,079
Steven R. Rasmussen	6,967,459	Votes	187,500	Votes	3,678,079

The following Directors' terms of office continued after the Annual Meeting:

John L. Finlayson
Michael W. Gang
Jeffrey R. Hines
George W. Hodges
George Hay Kain, III
Ernest J. Waters

(2)	To ratify the appointment of ParenteBeard LLC as the independent registered public accounting firm for the fiscal year ending December 31, 2013.

The actions taken by the Shareholders concerning the appointment of ParenteBeard LLC independent accountants are as follows:

For Approval	10,384,798	Shares
Against Approval	141,289	Shares
Abstaining From Voting	306,951	Shares
Broker Non-vote	-	Shares

THE YORK WATER COMPANY

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE YORK WATER COMPANY

/s/Kathleen M. Miller
Date: May 7, 2013	Kathleen M. Miller
Chief Financial Officer